Exhibit 10.7

FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
EXECUTIVE SPENDING ACCOUNT PLAN
Effective as of January 1, 1980, Public Service Company of New Mexico (“PNM”) adopted the Amended and Restated Medical Reimbursement Plan of Public Service Company of New Mexico (the “MERP”). Sponsorship of the MERP was subsequently transferred from PNM to PNM Resources, Inc. (the “Company”) on November 30, 2002. Effective January 1, 2002, the Company established the Executive Spending Account (the “ESA”). Effective December 1, 2002, the Company merged the MERP with and into the ESA and named the combined program the “PNM Resources, Inc. Executive Spending Account Plan” (the “Plan”). The Plan has been amended and restated on a number of occasions, with the most recent restatement being effective as of January 1, 2011. By this instrument, the Company now desires to amend the Plan as set forth below.
1.This First Amendment shall be effective as of January 1, 2011.
2.    Article 2 of the Plan (“Defined Terms”) is hereby amended by restating the Covered Expense section to read as follows:

Covered Expense:
Expenses incurred by the Participant or a Dependent during the current or preceding Paycheck Year, while covered by the Plan, for any of the following: (1) income tax preparation; (2) estate planning (including preparation of wills and trusts); (3) financial counseling, but excluding brokerage fees or commissions; (4) financial management services (this would include, for example, the services provided by a management firm that manages your real estate investments); (5) premiums covering the Participant and his or her Dependents for health care, accident, disability, life, dependent life, and/or supplemental insurance (similar to AFLAC), whether paid for by the Participant as a private party or deducted from the Participant’s salary under a PNM Resources benefit program; (6) premiums for home, auto, title or personal liability umbrella insurance; (7)  premiums covering the Participant or Family

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Members for long-term care insurance, whether paid for by the Participant as a private party or deducted from the Participant’s salary under a PNM Resources benefit program; or (8) reasonable transportation, meals and lodging expenses in connection with the Participant’s health care, financial planning and real estate management, including estate planning, financial counseling and financial management services as described in items (2), (3) and (4). An expense that qualifies as a Covered Expense pursuant to items (1) through (8) above, is “incurred” as of the date on which you are billed for the expense or premium.

3.    Article 3 of the Plan (“General Information About the Plan”) is hereby amended by restating the Agent for Service of Legal Process section to read as follows:

Agent for Service of Legal Process:	Senior Vice President and General Counsel PNM Resources, Inc. Alvarado Square, Mail Stop 2822 Albuquerque, NM 87158 (505) 241-2700

4.    Article 4 of the Plan (“Eligibility and Participation Requirements”) is hereby amended by restating the Eligibility section to read as follows:

Eligibility:
You are eligible to participate in the Plan if you are an Employee of the Company and you are a vice-president or higher-ranking officer and you are classified and coded as an officer pursuant to the Company’s compensation system. Your Spouse and “Dependents,” as defined in Article 2 are eligible to participate in the Plan if you are.

5.    This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

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IN WITNESS WHEREOF, PNM Resources has caused this First Amendment to be executed as of this 22nd day of August, 2011.
PNM RESOURCES, INC.
By:    /s/ Alice A. Cobb
Alice A. Cobb

Its: Senior Vice President, CAO

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